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                                                                     EXHIBIT 5.1

                                March 19, 1999

InfoCure Corporation
1765 The Exchange, Suite 450
Atlanta, Georgia  30339

     Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for InfoCure Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of a proposed offering of (i) 325,000 additional shares of Common Stock reserved for issuance by the Company under the InfoCure Corporation 1996 Stock Option Plan (the "1996 Plan"); (ii) 100,000 shares of Common Stock reserved for issuance by the Company in connection with the InfoCure Corporation employee Stock Purchase Plan (the "Stock Purchase Plan"); (iii) 150,000 shares of Common Stock reserved for issuance by the Company in connection with the Length-of-Service Nonqualified Stock Option Plan (the "Length-of-Service Plan"); (iv) 100,000 shares of Common Stock reserved for issuance by the Company in connection with the InfoCure Corporation Directors Stock Option Plan (the "Directors Plan"); (v) 75,000 shares reserved for issuance by the Company in connection with the Company's 401(k) benefit plan (the "401(k) Plan"); and (vi) an aggregate of 75,841 shares of Common Stock reserved for issuance by the Company in connection with individual stock option agreements (the "Individual Agreements"). (The 1996 Plan, the Stock Purchase Plan, the Length-of-Service Plan, the Directors Plan and the 401(k) Plan are collectively referred to herein as the "Plans").

     We have examined and are familiar with the originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments relating to the incorporation of the Company and to the authorization and issuance of shares of the Company's Common Stock under the Plans and the Individual Agreements as would be necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock have been duly authorized and, when issued as contemplated by the Plans and the Individual Agreements, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company's registration statement on Form S-8.


                                 Very truly yours,

                                 MORRIS, MANNING & MARTIN, L.L.P.

                                 /s/ Morris, Manning & Martin, L.L.P.